UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 12, 2026

AMAZE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-41147	87-3905007
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

150 Paularino Ave., Suite D-200, Costa Mesa, CA 92626

(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (855) 766-9463

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Not applicable	Not applicable	Not applicable

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On October 15, 2026, Amaze Holdings, Inc. (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with C/M Capital Master Fund, LP (the “Purchaser”). Under the Purchase Agreement, the Company has the right, but not the obligation, to sell to the Purchaser, and the Purchaser is obligated to purchase, up to $100 million (the “Commitment Amount”) of newly issued shares (the “Purchase Shares”) of the Company’s common stock, $0.001 par value per share (the “Common Stock”), subject to certain conditions and limitations contained in the Purchase Agreement, from time to time during the term of the Purchase Agreement.

Beginning on the date (the “Commencement Date”) that all of the applicable conditions under the Purchase Agreement are satisfied, including the effectiveness of a resale registration statement covering the Purchaser’s resale of Common Stock pursuant to the terms of the Purchase Agreement, and ending on the date that is 36 months following the Commencement Date (the “Term”), the Company will have the right, in its sole discretion, to cause the Purchaser to purchase shares of Common Stock from time to time by timely delivering a written notice to the Purchaser.

The timing and volume of sales of Common Stock to the Purchaser by the Company during the Term will be subject to the Company’s sole discretion. Actual sales of shares of Common Stock to the Purchaser will depend on a variety of factors to be determined by the Company from time to time, including, among others, market conditions, the trading price of the Company’s Common Stock and determinations by the Company as to the appropriate sources of funding for the Company and its operations.

During the Term, on any business day on which the previous business day’s closing sale price of the Common Stock is not less than $0.01 (the “Minimum Price Threshold”), the Company may direct the Purchaser, on such business day (the “Fixed Purchase Date”), to purchase a specified number of shares of Common Stock (a “Fixed Purchase”) not to exceed $500,000 under any single Fixed Purchase (and not to exceed $10,000,000 in aggregate Fixed Purchases on any single day), at a purchase price equal to 95% of the lesser of (i) the daily volume weighted average price (the “VWAP”) of the Common Stock for the five business days immediately preceding the applicable Fixed Purchase Date for such Fixed Purchase and (ii) the lowest sales price of a share of Common Stock on the business day immediately prior to such applicable Fixed Purchase Date.

In addition, during the Term, on any business day on which the previous business day’s closing sale price of the Common Stock is not less than $0.01 and such business day is also the Fixed Purchase Date for a Fixed Purchase of a number of shares of Common Stock not less than the Fixed Purchase Share Limit (as defined in the Purchase Agreement) then in effect (the “VWAP Purchase Date”), the Company may also direct the Purchaser to purchase an additional number of shares of Common Stock not to exceed the lesser of (A) 300% of the number of shares purchased in the corresponding Fixed Purchase and (B) 30% of the total volume of Common Stock traded during the period beginning at the VWAP Purchase Commencement Time (as defined in the Purchase Agreement) and ending at the VWAP Purchase Termination Time (as defined in the Purchase Agreement) (a “VWAP Purchase”) at a purchase price equal to 95% of the lesser of (i) the closing price of a share of Common Stock on the business day immediately prior to such applicable VWAP Purchase Date and (ii) the lowest sale price of the Common Stock for the period beginning at the VWAP Purchase Commencement Time and ending at the VWAP Purchase Termination Time. On any VWAP Purchase Date on which the Company has properly submitted a VWAP Purchase Notice (as defined in the Purchase Agreement), the Company may also direct the Purchaser to purchase additional shares of Common Stock (an “Additional VWAP Purchase”) at a purchase price equal to 95% of the lesser of (i) the closing sale price of the Common Stock on the applicable Additional VWAP Purchase Date and (ii) the lowest sale price of the Common Stock during the period beginning at the Additional VWAP Purchase Commencement Time and ending at the Additional VWAP Purchase Termination Time (each as defined in the Purchase Agreement). The aggregate purchase price payable by the Purchaser for all VWAP Purchases and Additional VWAP Purchases on any single VWAP Purchase Date may not exceed $2,000,000, unless waived by the Purchaser.

There is no upper limit on the price per share paid to the Company by the Purchaser. Except for certain exempt issuances, if the Purchaser holds any shares of Common Stock on a Fixed Purchase Date or VWAP Purchase Date and the Company sells any securities within three business days thereafter at a price per share (the “New Issuance Price”) less than the price to be paid by the Purchaser in the Fixed Purchase or VWAP Purchase, then the purchase price for such Fixed Purchase will be reduced to the New Issuance Price and, at the Purchaser’s option, the purchase price for such VWAP Purchase may be reduced to the New Issuance Price, subject to the terms and conditions set forth in the Purchase Agreement.

Moreover, the Company may not issue or sell any shares of Common Stock to the Purchaser under the Purchase Agreement which, when aggregated with all other shares of Common Stock then beneficially owned by the Purchaser and its affiliates (as calculated pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended, and Rule 13d-3 thereunder), would result in the Purchaser beneficially owning more than 4.99% of the outstanding shares of Common Stock (or 9.99% at the election of the Purchaser upon at least 61 days’ prior notice to the Company).

The net proceeds from sales of Common Stock by the Company to the Purchaser under the Purchase Agreement will depend on the frequency and prices at which the Company sells shares of Common Stock to the Purchaser. The Company expects to use any net proceeds from such sales for working capital and other general corporate purposes.

The Company has the right to terminate the Purchase Agreement at any time after the Commencement Date, upon one business day’s notice, at no cost or penalty. The Purchase Agreement will automatically terminate, among other reasons, (i) on the date on which the Purchaser has purchased $100,000,000 of Common Stock under the Purchase Agreement, (ii) on the first day of the month immediately following the 36-month anniversary of the Commencement Date, and (iii) if bankruptcy proceedings are commenced by or against the Company that are not discharged within 90 days, a custodian is appointed for the Company or for all or substantially all of the Company’s property or the Company makes a general assignment for the benefit of its creditors.

As consideration for the Purchaser’s execution and delivery of the Purchase Agreement, the Company agreed to pay the Purchaser a commitment fee equal to 2% of the Commitment Amount, or $2,000,000 (the “Commitment Fee”), payable in 1,000,000 shares of the Company’s Series F Convertible Preferred Stock (the “Series F Preferred Stock” or the “Commitment Shares”) with a stated value of $2.00 per share, or $2,000,000 in the aggregate, convertible into shares of Common Stock at a conversion price of $0.025 per share (currently 80,000,000 shares of Common Stock), subject to a beneficial ownership limitation of 4.99% (or 9.99% upon 61 days’ prior notice). In addition, the Series F Preferred Stock may not be converted until the earliest of (i) the 12-month anniversary of the effective date of the Purchase Agreement, (ii) the termination of the Purchase Agreement and (iii) the Company’s written consent. The Commitment Shares are issuable upon execution of the Purchase Agreement.

The Purchase Agreement contains customary representations, warranties, conditions and indemnification obligations of the parties. The representations, warranties and covenants contained in such agreements were made only for the purposes of such agreement, were solely for the benefit of the parties to such agreement and may be subject to limitations agreed upon by the contracting parties. The Company also agreed to reimburse the Purchaser up to $15,000 in cash for its legal fees in connection with the preparation and negotiation of the Purchase Agreement.

In connection with the execution of the Purchase Agreement, the Company entered into a registration rights agreement with the Purchaser (the “Registration Rights Agreement”). Under the Registration Rights Agreement, the Company agreed to file a registration statement on Form S-1 with the SEC covering the resale of the shares of Common Stock issuable under the Purchase Agreement within 30 calendar days after the date of the Purchase Agreement and to use its commercially reasonable efforts to cause such registration statement to be declared effective by the SEC at the earliest practicable date. The registration rights granted under the Registration Rights Agreement are subject to certain conditions and limitations and are subject to customary indemnification and contribution provisions.

The foregoing description of the Purchase Agreement, the Registration Rights Agreement and the Series F Preferred Stock does not purport to be complete and is qualified in its entirety by reference to the full text of such agreements and the Certificate of Designation of Preferences, Rights and Limitations of Series F Convertible Preferred Stock, copies of which are attached hereto as Exhibits 10.1, 10.2 and 3.2, respectively, and each of which is incorporated herein in its entirety by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K regarding the Commitment Shares is incorporated herein by reference. In addition, the information set forth in Item 5.03 of this Current Report on Form 8-K is incorporated herein by reference. The securities issued under Item 1.01 and Item 5.03 were issued in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended, as a transaction by an issuer not involving a public offering.

Item 3.03 Material Modification to Rights of Security Holders.

The information set forth in Item 5.03 of this Current Report on Form 8-K disclosing the Series X Preferred Stock is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Series X Preferred Stock

On October 12, 2026, the Company filed a Certificate of Designation of Preferences, Rights and Limitations of Series X Preferred Stock with the Nevada Secretary of State (the “Series X Certificate of Designation”), designating one share of the Company’s preferred stock, par value $0.001 per share, as Series X Preferred Stock (the “Series X Preferred Stock”). The Series X Certificate of Designation became effective upon filing.

The Series X Preferred Stock has the right to vote and/or consent only on proposals to amend the Company’s Articles of Incorporation (i) to increase the number of authorized shares of common stock, par value $0.001 per share (the “Common Stock”), to not more than 4,000,000,000 shares and (ii) to effectuate one or more reverse stock splits of the outstanding shares of Common Stock, each at a ratio of not less than 1-for-2 and not more than 1-for-500, provided that the combined ratio of all such reverse stock splits shall not exceed 1-for-500 in the aggregate (together, the “Capitalization Amendments Proposals”), voting together with the Common Stock as one class. Solely with respect to the Capitalization Amendments Proposals, the Series X Preferred Stock has voting power equal to 51% of the number of votes eligible to vote at any special or annual meeting of the Company’s stockholders, including the power to act by written consent in lieu of a meeting. As a result, the holder of the Series X Preferred Stock will be able to approve the Capitalization Amendments Proposals without the vote of any other stockholder. The Series X Preferred Stock has no right to vote or consent on any other matter.

The Series X Preferred Stock is not entitled to any dividends or distributions, is not entitled to participate in any distribution of assets upon any liquidation, dissolution or winding up of the Company, and carries no preemptive rights. The Series X Preferred Stock is not convertible into Common Stock or any other security of the Company. Any share of Series X Preferred Stock outstanding on the record date for the vote or consent on the Capitalization Amendment Proposals will be automatically surrendered to the Company and cancelled for no consideration upon the one-year anniversary of the filing of the Series X Certificate of Designation with the Nevada Secretary of State, and will be retired and not reissued.

The foregoing description of the Series X Certificate of Designation and the Series X Preferred Stock does not purport to be complete and is qualified in its entirety by the Series X Certificate of Designation, which is filed as Exhibit 3.1 hereto and incorporated by reference into this Item 5.03.

Series F Preferred Stock

On October 15, 2026, the Company filed the Series F Certificate of Designation, designating 1,000,000 shares of preferred stock as the Series X Preferred Stock. The information set forth in Item 1.01 of this Current Report on Form 8-K regarding the Series X Preferred Stock Shares is incorporated herein by reference. The foregoing description of the Series F Certificate of Designation and the Series F Preferred Stock does not purport to be complete and is qualified in its entirety by the Series X Certificate of Designation, which is filed as Exhibit 3.1 hereto and incorporated by reference into this Item 5.03. The foregoing description of the Series F Certificate of Designation and the Series F Preferred Stock does not purport to be complete and is qualified in its entirety by the Series F Certificate of Designation, which is filed as Exhibit 3.2 hereto and incorporated by reference into this Item 5.03.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
3.1	Certificate of Designation of Preferences, Rights and Limitations of Series X Preferred Stock
3.2	Certificate of Designation of Preferences, Rights and Limitations of Series F Preferred Stock
10.1	Securities Purchase Agreement dated as of October 15, 2026 by and between Amaze Holdings, Inc. and C/M Capital Master Fund, LP.
10.2	Registration Rights Agreement dated as of October 15, 2026 by and between Amaze Holdings, Inc. and C/M Capital Master Fund, LP.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Amaze Holdings, Inc.

Date: October 16, 2026	By:	/s/ Joel Krutz
Joel Krutz, Interim Chief Executive Officer and Chief Financial Officer